EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES FIRST QUARTER 2015 RESULTS

VERO BEACH, Fla. (April 27, 2015) – Orchid Island Capital, Inc. (NYSE:ORC) ("Orchid” or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended March 31, 2015.

First Quarter 2015 Highlights

•	Net income of $5.5 million, or $0.33 per common share
•	First quarter total dividends declared and paid of $0.54 per common share
•	Book Value Per Share of $12.87 at March 31, 2015
•
2.7% economic gain on common equity for the quarter, or 10.8% annualized, comprised of $0.54 dividend per common share and $0.19 decrease in net book value per common share, divided by beginning book value per share

•	Company to discuss results on Tuesday, April 28, 2015, at 10:00 AM ET

Details of First Quarter 2015 Results of Operations

The Company reported net income of $5.5 million for the three month period ended March 31, 2015, compared with net income of $3.6 million for the three month period ended March 31, 2014.  The first quarter net income of $5.5 million included net interest income of $13.3 million, net portfolio losses of $6.1 million (which includes mark-to-market gains, realized losses on securities sold and losses on derivative instruments), accrued incentive compensation of $0.2 million, audit, legal and other professional fees of $0.2 million, management fees of $0.9 million, and other operating, general and administrative expenses of $0.4 million. During the first quarter of 2015, the Company sold residential mortgage-backed securities (“RMBS”) with a market value at the time of sale of $40.3 million, resulting in realized losses of $0.03 million (based on security prices from December 31, 2014).  The remaining net loss on RMBS was due to fair value adjustments for the period.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio (“PT RMBS”), and the structured RMBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  As of December 31, 2014, approximately 71% of the Company’s investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio.  At March 31, 2015, the allocation to the PT RMBS had decreased by 7% to approximately 64%.

The table below details the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.

(in thousands)
Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - December 31, 2014	$1,486,787	$46,611	$15,773	$62,384	$1,549,171
Securities Purchased	180,353	24,074	-	24,074	204,427
Securities Sold	(40,255)	-	-	-	(40,255)
Losses on Sales	(32)	-	-	-	(32)
Return on Investment	n/a	(4,811)	(1,130)	(5,941)	(5,941)
Pay-downs	(37,069)	n/a	n/a	n/a	(37,069)
Premium Lost Due to Pay-downs	(3,217)	n/a	n/a	n/a	(3,217)
Mark to Market Gains (Losses)	9,640	(642)	539	(103)	9,537
Market Value - March 31, 2015	$1,596,207	$65,232	$15,182	$80,414	$1,676,621

The tables below present the allocation of capital between the respective portfolios at March 31, 2015 and December 31, 2014, and the return on invested capital for each sub-portfolio for the three month period ended March 31, 2015.  The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately 4.9% and (0.2)%, respectively, for the first quarter of 2015.  The combined portfolio generated a return on invested capital of approximately 3.4%.  Due to the deployment of the proceeds of our capital raising activities during the three months ended March 31, 2015, the balances of the respective portfolios increased significantly.  Accordingly, returns generated based on the beginning of period capital are larger than returns on a stabilized portfolio.  We have added the return on average capital deployed to address this issue.

($ in thousands)
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
March 31, 2015
Market Value	$1,596,207	$65,232	$15,182	$80,414	$1,676,621
Cash(1)	7,182	-	-	-	7,182
Repurchase Agreement Obligations(2)	(1,459,490)	-	-	-	(1,459,490)
Total	$143,899	$65,232	$15,182	$80,414	$224,313
% of Total	64.2%	29.0%	6.8%	35.8%	100.0%
December 31, 2014
Market Value	$1,486,787	$46,611	$15,773	$62,384	$1,549,171
Cash	100,927	-	-	-	100,927
Repurchase Agreement Obligations(3)	(1,436,651)	-	-	-	(1,436,651)
Total	$151,063	$46,611	$15,773	$62,384	$213,447
% of Total	70.8%	21.8%	7.3%	29.2%	100.0%

(1)	At March 31, 2015, total cash has been reduced by unsettled security purchases of approximately $79.2 million.
(2)
At March 31, 2015, there were outstanding repurchase agreement balances of $21.6 million and $4.0 million secured by IO and IIO securities, respectively.  We entered into these arrangements to generate additional cash to invest in pass-through RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

(3)
At December 31, 2014, there were outstanding repurchase agreement balances of $17.9 million and $4.6 million secured by IO and IIO securities, respectively.  We entered into these arrangements to generate additional cash to invest in pass-through RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

($ in thousands)
Returns for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income / (loss) (net of repo cost)	$13,334	$(444)	$428	$(16)	$13,318
Realized and unrealized gains / (losses)	6,391	(642)	539	(103)	6,288
Derivative losses	(12,351)	n/a	n/a	n/a	(12,351)
Total Return	$7,374	$(1,086)	$967	$(119)	$7,255
Beginning Capital Allocation	$151,063	$46,611	$15,773	$62,384	$213,447
Return on Invested Capital for the Quarter(1)	4.9%	(2.3)%	6.1%	(0.2)%	3.4%
Average Capital Allocation(2)	$147,481	$55,922	$15,478	$71,400	$218,881
Return on Average Invested Capital for the Quarter(3)	5.0%	(1.9)%	6.2%	(0.2)%	3.3%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(2)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(3)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the quarter, Orchid received $43.0 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 9.7% for the first quarter of 2015.  Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):

		Structured
	PT RMBS	RMBS	Total
Three Months Ended	Portfolio (%)	Portfolio (%)	Portfolio (%)
March 31, 2015	8.1	14.6	9.7
December 31, 2014	4.0	14.9	7.8
September 30, 2014	8.1	18.8	12.5
June 30, 2014	4.1	15.9	8.1
March 31, 2014	4.2	14.9	9.1

Portfolio

As of March 31, 2015, Orchid’s RMBS portfolio consisted of $1,676.6 million of PT RMBS and structured RMBS at fair value and had a weighted average coupon of 4.27%. The following tables summarize Orchid’s PT RMBS and structured RMBS as of March 31, 2015 and December 31, 2014:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
March 31, 2015
Adjustable Rate RMBS	$3,755	0.2%	3.55%	233	1-Sep-35	2.31	10.05%	2.00%
Fixed Rate RMBS	1,522,833	90.8%	4.36%	313	1-Apr-45	NA	NA	NA
Hybrid Adjustable Rate RMBS	69,619	4.2%	2.54%	335	1-Aug-43	94.75	7.54%	2.00%
Total Mortgage-backed Pass-through	1,596,207	95.2%	4.27%	314	1-Apr-45	NA	NA	NA
Interest-Only Securities	65,232	3.9%	3.67%	256	25-Apr-45	NA	NA	NA
Inverse Interest-Only Securities	15,182	0.9%	6.21%	305	25-Apr-41	NA	6.39%	NA
Total Structured RMBS	80,414	4.8%	4.15%	266	25-Apr-45	NA	NA	NA
Total Mortgage Assets	$1,676,621	100.0%	4.27%	312	25-Apr-45	NA	NA	NA
December 31, 2014
Adjustable Rate RMBS	$3,794	0.2%	3.55%	236	1-Sep-35	4.02	10.05%	2.00%
Fixed Rate RMBS	1,412,593	91.2%	4.37%	318	1-Dec-44	NA	NA	NA
Hybrid Adjustable Rate RMBS	70,400	4.6%	2.54%	338	1-Aug-43	97.75	7.54%	2.00%
Total Mortgage-backed Pass-through	1,486,787	96.0%	4.28%	319	1-Dec-44	NA	NA	NA
Interest-Only Securities	46,611	3.0%	3.95%	248	25-Jan-43	NA	NA	NA
Inverse Interest-Only Securities	15,773	1.0%	6.23%	308	25-Apr-41	NA	6.39%	NA
Total Structured RMBS	62,384	4.0%	4.52%	263	25-Jan-43	NA	NA	NA
Total Mortgage Assets	$1,549,171	100.0%	4.29%	317	1-Dec-44	NA	NA	NA

($ in thousands)
	March 31, 2015		December 31, 2014
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$1,330,629	79.36%	$1,243,923	80.30%
Freddie Mac	331,574	19.78%	296,203	19.12%
Ginnie Mae	14,418	0.86%	9,045	0.58%
Total Portfolio	$1,676,621	100.00%	$1,549,171	100.00%

	March 31, 2015	December 31, 2014
Weighted Average Pass-through Purchase Price	$107.92	$107.88
Weighted Average Structured Purchase Price	$13.07	$13.67
Weighted Average Pass-through Current Price	$109.23	$108.59
Weighted Average Structured Current Price	$12.54	$13.65
Effective Duration (1)	1.399	2.291

(1)
Effective duration of 1.399 indicates that an interest rate increase of 1.0% would be expected to cause a 1.399% decrease in the value of the RMBS in the Company’s investment portfolio at March 31, 2015.  An effective duration of 2.291 indicates that an interest rate increase of 1.0% would be expected to cause a 2.291% decrease in the value of the RMBS in the Company’s investment portfolio at December 31, 2014. These figures include the structured securities in the portfolio, but do not include the effect of the Company’s funding cost hedges.  Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of March 31, 2015, the Company had outstanding repurchase obligations of approximately $1,459.5 million with a net weighted average borrowing rate of 0.36%.  These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $1,552.7 million, and cash pledged to counterparties of approximately $2.2 million. The Company’s leverage ratio at March 31, 2015 was 6.3 to 1 (excluding the $79.2 million of payable for unsettled securities purchased at March 31, 2015). At March 31, 2015, the Company’s liquidity was approximately $128.6 million, consisting of unpledged RMBS (excluding the value of the unsettled purchases) and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a listing of outstanding borrowings under repurchase obligations at March 31, 2015.

($ in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances(1)	Total	Rate	at Risk(2)	in Days
J.P. Morgan Securities LLC	$197,537	13.7%	0.35%	$11,278	10
Citigroup Global Markets, Inc.	189,239	13.0%	0.40%	17,600	23
Mitsubishi UFJ Securities (USA), Inc.	139,712	9.6%	0.35%	7,557	18
CRT Capital Group, LLC	135,590	9.3%	0.35%	7,484	20
ICBC Financial Services, LLC	124,600	8.5%	0.36%	6,757	14
Goldman Sachs & Co.	122,498	8.4%	0.37%	6,616	75
KGS-Alpha Capital Markets, L.P.	108,031	7.4%	0.36%	6,327	15
ED&F Man Capital Markets Inc.	83,663	5.7%	0.34%	4,913	23
Cantor Fitzgerald & Co.	75,043	5.1%	0.35%	4,407	11
Morgan Stanley & Co. LLC	57,444	3.9%	0.36%	3,688	20
Mizuho Securities USA, Inc.	54,587	3.7%	0.41%	6,567	12
Daiwa Capital Markets America, Inc.	49,598	3.4%	0.36%	2,188	11
Guggenheim Securities, LLC	49,491	3.4%	0.37%	2,906	29
South Street Securities, LLC	36,611	2.5%	0.35%	2,259	32
Nomura Securities International, Inc.	31,359	2.1%	0.37%	1,830	18
Suntrust Robinson Humphrey, Inc.	4,487	0.3%	0.34%	363	10
Total / Weighted Average	$1,459,490	100.0%	0.36%	$92,740	22

(1)	In March, the Company purchased assets with a fair value of approximately $79.3 million which settle in April 2015 that are expected to be funded by repurchase agreements.
(2)
Equal to the sum of the fair value of securities sold, accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities, accrued interest payable and the fair value of securities posted by the counterparties (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles (“GAAP”) in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  At March 31, 2015, such instruments were comprised of Eurodollar futures contracts and interest rate swaption agreements, giving the Company the option to enter into a pay fixed interest rate swap (“payer swaption”).  The table below presents information related to the Company’s Eurodollar futures contracts at March 31, 2015.

($ in thousands)
		Average
	Weighted	Contract
	Average	Notional	Open
Expiration Year	LIBOR Rate	Amount	Equity(1)
2015	0.51%	$800,000	$(1,791)
2016	1.13%	900,000	(3,435)
2017	1.74%	825,000	(4,976)
2018	2.09%	800,000	(5,061)
Total / Weighted Average	1.37%	$835,714	$(15,263)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions.

The table below presents information related to the Company’s interest rate swaption positions at March 31, 2015.

($ in thousands)
	Option			Underlying Swap
			Weighted				Weighted
			Average		Fixed	Receive	Average
		Fair	Months to	Notional	Pay	Rate	Term
Expiration	Cost	Value	Expiration	Amount	Rate	(LIBOR)	(Years)
≤ 1 year	$5,350	$126	3	$375,000	2.79%	3 Month	7.3

Dividends

In addition to other requirements, to qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends during 2015 and 2014.

(in thousands, except per share data)
Declaration Date	Record Date	Payment Date	Per Share Amount	Total
2015
April 9, 2015(1)	April 27, 2015	April 30, 2015	$0.180	$3,303
March 10, 2015	March 27, 2015	March 31, 2015	0.180	3,205
February 10, 2015	February 25, 2015	February 27, 2015	0.180	3,017
January 13, 2015	January 26, 2015	January 30, 2015	0.180	3,017
Totals			$0.720	$12,542
2014
December 9, 2014	December 26, 2014	December 30, 2014	0.180	3,004
November 12, 2014	November 25, 2014	November 28, 2014	0.180	2,737
October 9, 2014	October 28, 2014	October 31, 2014	0.180	2,358
September 9, 2014	September 25, 2014	September 30, 2014	0.180	2,348
August 12, 2014	August 26, 2014	August 29, 2014	0.180	1,999
July 10, 2014	July 28, 2014	July 31, 2014	0.180	1,759
June 11, 2014	June 25, 2014	June 30, 2014	0.180	1,712
May 8, 2014	May 27, 2014	May 30, 2014	0.180	1,641
April 8, 2014	April 25, 2014	April 30, 2014	0.180	1,636
March 11, 2014	March 26, 2014	March 31, 2014	0.180	1,550
February 11, 2014	February 25, 2014	February 28, 2014	0.180	974
January 9, 2014	January 27, 2014	January 31, 2014	0.180	925
Totals			$2.160	$22,643

(1)	The effect of the dividend declared in April 2015 is not reflected in the Company’s financial statements as of March 31, 2015.

Book Value Per Share

The Company's Book Value Per Share at March 31, 2015 was $12.87.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At March 31, 2015, the Company's stockholders' equity was $230.7 million with 17,924,383 shares of common stock outstanding.

Secondary Offerings

On March 2, 2015, Orchid entered into an equity distribution agreement (the “Equity Distribution Agreement”) with two sales agents pursuant to which the Company may offer and sell, from time to time, up to an aggregate amount of $100,000,000 of shares of the Company’s common stock in transactions that are deemed to be “at the market” offerings and privately negotiated transactions.  Through March 31, 2015, the Company issued a total of 1,196,572 shares under the Equity Distribution Agreement for aggregate proceeds of approximately $16.0 million, net of commissions and fees. After March 31, 2015, the Company issued an additional 393,892 shares under the Equity Distribution Agreement for aggregate proceeds of approximately $5.1 million, net of commissions and fees.

Management Commentary

Commenting on the first quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “As we entered 2015, the economy was humming along nicely and the market was acutely focused on any and all utterings from Janet Yellen or other Federal Reserve governors for clues as to the timing of their eventual end of the zero rate policy.  Payroll growth had been robust and there were emerging signs of wage pressure.  Developments in Europe were quite the opposite, with Greece renewing talk of their possible exit from the EU.  With projected demand falling and supply still expanding, oil prices had fallen nearly 50% since the summer of 2014, and the dollar was strengthening.   At that point, the dichotomy in relative economic performance between the U.S. and Europe was striking.  On the one hand, the U.S. was clearly removed from the financial crisis and approaching the point where the Federal Reserve needed to remove accommodation in a more explicit fashion.  On the other, Europe, and to a lesser extent Asia, were clearly slowing.  Inflation in Europe was barely positive and GDP in China was approaching the psychologically important 7% level, below which alarm bells would be triggered.  The central banks in China, Japan and Europe were still running policies to provide maximum accommodation.  The long end of the U.S. treasury market rallied into January, with the yield on the 10-year U.S. Treasury reaching a low of 1.642% on January 30th.  The rally at the long end of the curve was being driven by events overseas while short rates in the U.S. were more sensitive to Fed expectations. As a result, the yield curve was flattening as we approached the end of January. The rally at the long end of the curve ended in early February with the release of the January jobs data, and then again when the February data was released in early March.  With the rally in the long end of the treasury curve reversing, the curve began to steepen.

“However, later in the quarter and into April it became apparent the dichotomy was starting to erode.  The strong dollar had an impact on exports, and therefore, the manufacturing sector of the economy.  The manufacturing sector was also being hurt by the plunge in oil prices, which impeded more robust growth in oil production, especially with respect to high cost fracking.  Inflation in the U.S., as measured by the consumer price index, especially at the headline level, was declining into year-end 2014 before eventually leveling off just below 0% the last two months.  This level is well below the Fed’s target level of 2%. Finally, on April 3rd, non-farm payroll growth for March came in at a mere 126,000, well below the 245,000 consensus estimate.  Prior months were revised down as well.  At this point it became clear the growth of the U.S. economy was not as robust as expected at the beginning of the first quarter.  The market began to doubt the Fed would need to raise rates in the face of these developments and the belly of the curve, particularly the five year, rallied.  This caused the curve to steepen, especially the spread between 5 and 30 year maturity U.S. Treasury securities.  The market received confirmation of this on March 18th when the Fed, at the conclusion of their two day meeting, issued a statement that clearly reflected the Fed was attuned to these developments.  The Federal Reserve’s Summary of Economic Projections, or SEP, was revised down from their last projections in December of 2014.  Their projections for GDP growth, the unemployment rate and inflation were all lowered.  Given the lowered growth and inflation projections, their projections for the Fed Funds target rate over the next three years were also lowered.  The market priced in even lower estimates for Fed Funds going out three years.  Today we await clarity as to the true direction of the US economy, hopefully to be evident in data over the next few months.  The Federal Reserve stated in their March 18th statement, and in comments by Fed Governors since, that they intend to get off the “zero bound” this year. We believe the market expects this to occur in September at the earliest and for the trajectory of subsequent hikes to be shallow.

“During the quarter we established another at the market (“ATM”) program, our third since first using this method of raising capital in June 2014.  The Company sold an additional 1.6 million shares during the quarter through the ATM program. Inclusive of shares sold in late March that settled in early April, we raised approximately $21.1 million in proceeds, net of fees paid to the agent and other costs, during the quarter.  The weighted average sale price of these shares was $13.56.  The Company’s book value per share was $13.06 at December 31, 2014 and $12.87 at March 31, 2015.  At March 31, 2015 our total stockholders’ equity was $230.7 million.

“With the deployment of the new capital, we continued to grow our RMBS portfolio.  The RMBS portfolio grew by approximately 8% during the quarter.  Consistent with our deployment of our capital in prior quarters, both the existing and new capital raised via the ATM programs, we continue to focus our exposure towards high coupon, fixed rate RMBS, and 30-year securities in particular.  The weighted average coupon of the pass-through portfolio is essentially unchanged, and well within the range of approximately the past 9 months, which was 4.26% at September 30, 2014, 4.28% at December 31, 2014 and 4.27% at March 31, 2015. While the capital allocation was shifted during the first quarter away from the pass-through strategy, it is also within the range of the past nine months. The allocations of capital were 64.2% pass-throughs and 35.8% structured securities at March 31, 2015, 61.0% pass-throughs and 39.0% structured securities at September 30, 2014, and 70.8% pass-throughs and 29.2% structured securities at December 31, 2014.  The variation within the 10% allocation range of the respective portfolios over the past three quarters reflects the variation in the relative attractiveness of IO securities versus higher coupon pass-throughs during the period.  We were able to acquire some attractive IO securities during the quarter and the realized weighted average yield of the structured securities portfolio was (0.09)% versus (3.88)% for the fourth quarter of 2014 and (1.39)% for the third quarter of 2014.  Importantly, this shift also reflects the fact our pass-through portfolio, in conjunction with our funding hedges, has traded to a negative duration during the market rally, especially so in the last two quarters.  This enables us to rely less on the IO portfolio to provide up rate protection for the combined portfolios which in turn allows us to select more current income oriented IO’s versus those that offer little current income in return for up rate protection. With respect to our funding hedges, the notional balance of our hedges in place at March 31, 2015 represents approximately 77% of our repurchase agreement balance versus 79% at December 31, 2014, based on the balance of outstanding repurchase agreements in place at the time and assuming all unsettled security sales and purchases were settled, if applicable.

“As was the case at December 31, 2014, the portfolio is exposed to a substantial increase in prepayment speeds.  While we saw an increase in refinancing activity as a result of the rally in January, and we may see speeds remain elevated when the April figures are released in early May, the market appears to have stabilized above the January lows as the ten year U.S. Treasury Note has traded between 1.85% and 2.00% since early February.  Further, while the MBA refinance index has remained near the two thousand level, the percentage of applications that are for refinancing has remained below 60% since January, which is not consistent with a refinancing wave. We do not anticipate an acceleration in refinancing activity from current levels absent another shock, such as a Greek exit from the EU or a material downturn in economic data in the U.S.  Accordingly, we intend to maintain our exposure to higher prepayment speeds. We have been able to avoid excessive prepayment speeds by holding lower payup call protected securities just long enough before their prepayment speeds accelerate. We also anticipate ARM prepayment speeds to accelerate when the Fed begins to raise rates.  As a result, we continue to avoid them.  Finally, we started to opportunistically enter into dollar roll transactions this quarter and expect to continue to do so, although we do not anticipate generating a meaningful amount of our income from dollar rolls in the near future.

“As we mentioned when we reported our fourth quarter 2014 results, we no longer see the greatest risks to the market as symmetrical and balanced.  Previously we feared there was a small, but non-zero probability we might see an outbreak of inflation resulting in a more aggressive Fed and elevated volatility in the rates markets.  With the drop in oil prices, strong dollar and very low inflation in Europe, this outcome seems even more unlikely. However, as always, the consequences of such an outcome are potentially very severe, and so we attempt to protect against that outcome. We feel the high premium pass-through/IO bias of the portfolio, which has traded to a negative duration for the past six months, will do well in such a scenario.  However, if we rally further we may see our earnings come under pressure due to higher premium amortization but offset by appreciation in price for our call protected pass-throughs, as they did for the first half of the first quarter.

“Looking ahead, we continue to anticipate the Federal Reserve will begin the process of policy normalization, which will entail, among other measures, increases to the Fed Funds target range.  However, recent economic data seems to reinforce the notion that the strong dollar and the decline in the price of oil are having an impact on economic growth, and, more importantly, the Federal Reserve has noticed.  While we still believe the Fed is anxious to get off the zero bound in interest rates, the path of the Fed Funds target rate over the next few years–or range as it is likely to be–likely will be shallow and reach a lower terminal rate than appeared likely late last year.  This expectation is clearly reflected in the market pricing, such as the Eurodollar market and Fed Funds futures.  When and if Europe recovers materially and the European Central Bank can consider removing their QE program, the Euro will begin to appreciate against the dollar and the effects of the strong dollar discussed above should begin to reverse.  At that point, Fed rate moves, absent other developments, may occur on a steeper trajectory.  In any event, increases in the Fed Funds target range are likely to result to increases in LIBOR rates, which are tied to the Company’s funding costs.  The Company utilizes Eurodollar futures and swaptions to hedge its funding costs, although it does not employ hedge accounting for GAAP purposes.  For GAAP, our funding costs will rise as short-term rates rise as there will be no hedge offset.  However, to the extent the corresponding hedges increase in value as LIBOR increases, then we will experience positive fair value adjustment associated with the funding hedges.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Tuesday, April 28, 2015, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 31055070.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.orchidislandcapital.com, and an audio archive of the webcast will be available until May 19, 2015.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of March 31, 2015, and December 31, 2014, and the unaudited quarterly results of operations for the three months ended March 31, 2015 and 2014.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
($ in thousands, except per share data)
(Unaudited - Amounts Subject To Change)

	March 31, 2015	December 31, 2014
ASSETS:
Total mortgage-backed securities	$1,676,621	$1,549,171
Cash, cash equivalents and restricted cash	86,368	100,927
Accrued interest receivable	6,883	6,211
Derivative assets, at fair value	218	1,217
Other assets	725	282
Total Assets	$1,770,815	$1,657,808

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$1,459,490	$1,436,651
Payable for unsettled securities purchased	79,186	-
Accrued interest payable	368	628
Due to affiliates	386	330
Other liabilities	639	2,121
Total Liabilities	1,540,069	1,439,730
Total Stockholders' Equity	230,746	218,078
Total Liabilities and Stockholders' Equity	$1,770,815	$1,657,808
Common shares outstanding	17,924,383	16,699,656
Book value per share	$12.87	$13.06

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	Three Months Ended March 31,
	2015	2014
Interest income	$14,614	$3,783
Interest expense	(1,296)	(411)
Net interest income	13,318	3,372
(Losses) gains	(6,063)	758
Net portfolio income	7,255	4,130
Expenses	1,746	535
Net income	$5,509	$3,595
Basic and diluted net income per share	$0.33	$0.71
Dividends Declared Per Common Share:	$0.54	$0.54
Weighted average shares outstanding	16,846,950	5,093,554

	Three Months Ended March 31,
Key Balance Sheet Metrics	2015	2014
Average RMBS(1)	$1,612,896	$549,490
Average repurchase agreements(1)	1,448,071	484,902
Average stockholders' equity(1)	224,412	76,088
Leverage ratio(2)	6.3:1	6.1:1

Key Performance Metrics
Average yield on RMBS(3)	3.62%	2.75%
Average cost of funds(3)	0.36%	0.34%
Average economic cost of funds(4)	0.44%	0.36%
Average interest rate spread(5)	3.26%	2.41%
Average economic interest rate spread(6)	3.18%	2.39%

(1)	Average RMBS, repurchase agreements and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)
The leverage ratio is calculated by dividing total ending liabilities by ending stockholders’ equity.   At March 31, 2015 and 2014, the $79.2 million and $39.5 million, respectively, of payable for unsettled securities purchased have been excluded from the total liabilities for this ratio.

(3)
Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(4)
Represents interest cost of our borrowings and the effect of Eurodollar futures contracts and interest rate swaptions attributed to the period related to hedging activities, divided by average repurchase agreements.

(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.